Exhibit 10.14

NOTE PURCHASE AGREEMENT

This NOTE PURCHASE AGREEMENT, dated January 22, 2020 (this “Agreement”) is entered into by and between:

(i)    Yatsen Holding Limited, an exempted company incorporated under the laws of Cayman Islands (the “Issuer”);

(ii)    Yatsen (HK) Limited, a limited company incorporated under the laws of Hong Kong (the “HK Co”);

(iii)    Guangzhou Yatsen E-Commerce Co., Ltd. (广州逸仙电子商务有限公司), a company incorporated under the laws of the People’s Republic of China (the “WFOE”);

(iv)    Guangzhou Yiyan Cosmetics Co., Ltd. (广州逸妍化妆品有限公司), a company incorporated under the laws of the People’s Republic of China (the “Domestic Company”); and

(v)    Internet Fund V Pte. Ltd. (the “Purchaser”).

The Issuer, the HK Co, the WFOE, the Domestic Company and the Purchaser shall be referred to individually as a “Party” and collectively as the “Parties”.

Capitalized terms not defined herein shall have the meaning set forth in the Note (as defined below) attached hereto as Exhibit A.

RECITALS

WHEREAS, on the terms and subject to the conditions set forth herein, the Purchaser intends to purchase from the Issuer, and the Issuer intends to sell to the Purchaser certain senior convertible promissory note in the aggregate principal amount of USD10,000,000.

NOW THEREFORE, in consideration of the foregoing, and the representations, warranties, conditions and covenants set forth below, the Parties hereto, intending to be legally bound, hereby agree as follows:

1.    The Note.

(a)    Issuance of Note. At the Closing (as defined below), the Issuer agrees to issue and sell to the Purchaser, and, subject to all of the terms and conditions hereof, the Purchaser agrees to purchase from the Issuer the convertible promissory note, in the form of Exhibit A hereto (the “Note”), in aggregate principal amount of USD10,000,000 (the “Purchase Price”).

(b)    Delivery. The sale and purchase of the Note shall take place at a closing (the “Closing”) to be held at such place and time as the Issuer and the Purchaser may determine (the “Closing Date”). The payment of the Purchase Price shall be made within five (5) Business Days following all closing conditions stipulated in Sections 2 and 3 in respect of the Closing have been satisfied or waived. At the Closing, the Issuer will deliver to the Purchaser the Note to be purchased by the Purchaser, and the Purchaser will deliver to the Issuer the Purchase Price in one lump sum of immediately available funds.

2.    Conditions to Closing of the Purchaser.

The Purchaser’s obligations at the Closing are subject to the fulfillment, on or prior to the Closing Date, of all of the following conditions, any of which may be waived in whole or in part by the Purchaser:

(a)    Representations and Warranties. The representations and warranties made by the Group Companies (as defined below) in Section 4 hereunder shall have been true and correct when made, and shall be true and correct on the Closing Date, in material respects.

(b)    Legal Requirements. At the Closing, the sale and issuance by the Issuer and the purchase by the Purchaser, of the Note shall have been duly approved by the Company, with evidence provided to the Purchaser to its satisfaction.

(c)    Transaction Documents. The Parties (other than the Purchaser) shall have duly executed and delivered to the Purchaser the following documents (“Transaction Documents”):

(i)    this Agreement;

(ii)    the Note.

3.    Conditions to Closing of the Issuer.

The Issuer’s obligation to issue and sell the Note at the Closing is subject to the fulfillment, on or prior to the Closing Date, of the following conditions, any of which may be waived in whole or in part by the Issuer:

(a)    Representations and Warranties. The representations and warranties made by the Purchaser in Section 5 hereunder shall be true and correct when made, and shall be true and correct on the Closing Date.

(b)    Legal Requirements. At the Closing, the sale and issuance by the Issuer and the purchase by the Purchaser, of the Note shall be legally permitted by all laws and regulations to which the Purchaser or the Issuer is subject.

(c)    Transaction Documents. The Purchaser shall have duly executed and delivered to the other Parties the Transaction Documents.

4.    Representations and Warranties of the Issuer, the HK Co, the WFOE, and the Domestic Company.

The Issuer, the HK Co, the WFOE, and the Domestic Company (collectively with the Subsidiaries of each of the foregoing, the “Group Companies”, and each, a “Group Company”), in each case as applicable, jointly and severally, represent and warrant to the Purchaser that:

(a)    Due Incorporation, Qualification, etc. Each of the Group Companies (i) is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation; (ii) has the power and authority to own, lease and operate its properties and carry on its business as now conducted; and (iii) is duly qualified, licensed to do business and in good standing in each jurisdiction where the failure to be so qualified or licensed could reasonably be expected to have a Material Adverse Effect on such Group Company.

(b)    Authority. The execution, delivery and performance of each Transaction Document to be executed by the Parties other than the Purchaser, and the consummation of the transactions contemplated thereby (i) are within the power of such Parties; and (ii) have been duly authorized by all necessary actions on the part of such Parties.

(c)    Enforceability. Each Transaction Document executed, or to be executed, by the Parties other than the Purchaser has been, or will be, duly executed and delivered by such Parties, and constitutes, or will constitute, a legal, valid and binding obligation of such Parties, enforceable against such Parties in accordance with its terms, except as limited by bankruptcy, insolvency or other laws of general application relating to or affecting the enforcement of creditors’ rights generally and general principles of equity.

(d)    Non-Contravention. The execution and delivery of the Transaction Documents by the Parties other than the Purchaser, and the performance and consummation of the transactions contemplated thereby do not and will not (i) violate the memorandum and articles of association of the Company or the Domestic Company or any material judgment, order, writ, decree, statute, rule or regulation applicable to such Parties; (ii) violate any provision of, or result in the breach or the acceleration of, or entitle any other Person to accelerate any material mortgage, indenture, agreement, instrument or contract to which such Party is a party; or (iii) result in the creation or imposition of any lien upon any property, asset or revenue of such Parties or the suspension, revocation, impairment, forfeiture, or nonrenewal of any material permit, license, authorization or approval applicable to any such Party, its business or operations, or any of its assets or properties, where, in each case, such violation, breach or result could have a Material Adverse Effect.

(e)    Approvals. All consents, approvals, orders or authorizations of, or registrations, declarations or filings with, any governmental authority or other Person that are required in connection with the execution and delivery of the Transaction Documents executed by the Parties other than the Purchaser, and the performance and consummation of the transactions contemplated thereby have been obtained.

(f)    No Violation or Default. None of the Parties (other than the Purchaser) is in violation of or in default with respect to (i) its memorandum and articles of association or any material judgment, order, writ, decree, statute, rule or regulation applicable to such Person; or (ii) any material mortgage, indenture, agreement, instrument or contract to which such Person is a party, where, in each case, such violation or default could have a Material Adverse Effect.

(g)    No Material Adverse Effect. To the knowledge of the Group Companies, no event has occurred which could result in a Material Adverse Effect. For purposes of this Section 4, any reference to a Party’s “knowledge” means such party’s knowledge after reasonable inquiries of the senior management.

(h)    Accuracy of Information Furnished. To the knowledge of the Group Companies, none of the other certificates, statements or information furnished to the Purchaser by or on behalf of the Parties (other than the Purchaser) in connection with the Transaction Documents contain any untrue statement of a material fact.

The Parties (other than the Purchaser) hereby agree and acknowledge that the Purchaser is entering into the Transaction Documents in reliance upon such Parties’ representations and warranties set forth in this Section 4, and hereby agree and undertake to promptly notify the Purchaser of any event or circumstance which may render any of such representations and warranties untrue, inaccurate or misleading in any material respect.

5.    Representations and Warranties of the Purchaser.

The Purchaser represents and warrants to the Issuer upon the acquisition of the Note as follows:

(a)    Due Incorporation, Qualification, etc. The Purchaser (i) is a corporation, limited partnership or a limited liability corporation/partnership duly incorporated and validly existing under the laws of its jurisdiction of incorporation; (ii) has the power and authority to own, lease and operate its properties and carry on its business as now conducted; and (iii) is duly qualified, licensed to do business and in good standing in its jurisdiction.

(b)    Authority. The execution, delivery and performance by the Purchaser of each Transaction Document to be executed by the Purchaser and the consummation of the transactions contemplated thereby (i) are within the power of the Purchaser; and (ii) have been duly authorized by all necessary actions on the part of the Purchaser.

(c)    Enforceability. Each Transaction Document executed, or to be executed, by the Purchaser has been, or will be, duly executed and delivered by the Purchaser and constitutes, or will constitute, a legal, valid and binding obligation of the Purchaser, enforceable against the Purchaser in accordance with its terms, except as limited by bankruptcy, insolvency or other laws of general application relating to or affecting the enforcement of creditors’ rights generally and general principles of equity.

(d)    Acquisition of Securities. The Purchaser represents that it is acquiring the Note and the Equity Securities issuable upon conversion of the Note (collectively, the “Securities”) solely for its own account and beneficial interest for investment and not for sale or with a view to distribution of the Securities or any part thereof, has no present intention of selling (in connection with a distribution or otherwise), granting any participation in, or otherwise distributing the same, and does not presently have reason to anticipate a change in such intention. The Purchaser acknowledges that the Securities have not been registered under the Securities Act and may not be sold, offered for sale, pledged or hypothecated in the absence of an effective registration statement as to the securities under said act or an opinion of counsel satisfactory to the Issuer that such registration is not required.

(e)    Sophistication. The Purchaser represents that it has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risk of this investment and is an “Accredited Investor” as defined in Rule 501(a) of Regulation D of the Securities Act. The Purchaser acknowledges that investment in the Securities involves a high degree of risk, and represents that it is able, without materially impairing its financial condition, to hold the Securities for an indefinite period of time and to suffer a complete loss of its investment.

6.    Covenants of the Issuer, the HK Co, the WFOE, and the Domestic Company.

Until the principal and the Interest (as applicable) owed on the Note have been irrevocably and unconditionally repaid in full or the Note has been converted in full according to the terms and conditions thereunder, except as otherwise expressly contemplated pursuant to the Transaction Documents, the Parties (other than the Purchaser) hereby jointly and severally covenant and undertake to the Purchaser and procure the same as follows:

(a)    The Group Companies shall abide by the provisions of this Agreement and refrain from any action/omission that may materially affect the effectiveness and enforceability of this Agreement;

(b)    Without the prior written consent of the Purchaser, the Group Companies shall not effect a bankruptcy taken as a whole;

(c)    The Group Companies shall conduct their respective business in compliance with all applicable laws in material respect;

(d)    In addition and without prejudice to any rights and remedies available to the Purchaser under the Transaction Documents or otherwise under law, the Company shall forthwith upon written demand fully indemnify the Purchaser and keep the Purchaser harmless from or against all claims, demands, actions, proceedings, losses, damages, liabilities, costs and expenses (including, without limitation, reasonable legal costs and out-of-pocket expenses, and losses and expenses incurred in the payment of Purchase Price or any part thereof) actually incurred by the Purchaser arising from or in connection with any material breach on the part of any Party other than the Purchaser of any of its representations, warranties, agreements, undertakings, covenants and obligations under the Transaction Documents and/or the enforcement or preservation of the Transaction Documents; provided such damages, fees and expenses shall not include indirect, consequential, special or punitive damages.

7.    Miscellaneous.

(a)    Waivers and Amendments. Any provision of this Agreement and any provision of the Note may be amended, waived or modified only upon the written consent of the Parties.

(b)    Governing Law. This Agreement and all actions arising out of or in connection with this Agreement shall be governed by and construed in accordance with the laws of Hong Kong, without regard to the conflicts of law provisions therein.

(c)    Dispute Resolutions. Any dispute arising out of or in connection with this Agreement, including any question regarding its existence, validity or termination, shall be referred to representatives of Parties for settlement through friendly consultations. In case no agreement can be reached through consultation within sixty (60) days from either Party’s written notice to the other for commencement of such consultations, either Party may submit the dispute to arbitration for settlement. Any and all such disputes shall be finally resolved by arbitration administered by the Hong Kong International Arbitration Centre (“HKIAC”) in accordance with the HKIAC Administered Arbitration Rules as then in force and as may be amended by the rest of this section. The seat of arbitration shall be Hong Kong, and the language of the arbitration proceedings shall be English. The tribunal shall consist of three arbitrators, with experience of handling China cross border financing disputes, to be appointed by HKIAC. In the course of arbitration, the Parties shall continue to implement the terms of this Agreement and the Note except for those matters subject to arbitration.

(d)    Survival. The representations, warranties, covenants and agreements made herein shall survive 12 months after the execution and delivery of this Agreement.

(e)    Successors and Assignees. Subject to the restrictions on transfer described in Sections 7(f) and 7(g) below, the rights and obligations of the Parties shall be binding upon and benefit the successors, assignees, heirs, administrators and transferees of the Parties.

(f)    Registration, Transfer and Replacement of the Note. The Note issuable under this Agreement shall be a registered note. The Company will keep, at its principal executive office, books for the registration and registration of transfer of the Note. Prior to presentation of the Note for registration of transfer, the Company shall treat the Person in whose name the Note is registered as the owner and holder of the Note for all purposes whatsoever, whether or not the Note shall be overdue, and the Company shall not be affected by notice to the contrary. Subject to any restrictions on or conditions to transfer set forth in the Note, the holder of the Note, at its option, may in person or by duly authorized attorney surrender the same for exchange at the Company’s chief executive office, and promptly thereafter and at the Company’s expense, except as provided below, receive in exchange therefor one or more new Note(s), each in the principal requested by the holder (not to exceed the original principal amount in the aggregate), dated the date to which interest shall have been paid on the Note so surrendered or, if no interest shall have yet been so paid, dated the date of the Note so surrendered and registered in the name of such Person or Persons as shall have been designated in writing by the holder or its attorney for the same principal amount as the then unpaid principal amount of the Note so surrendered. Upon receipt by the Company of evidence reasonably satisfactory to it of the ownership of and the loss, theft, destruction or mutilation of the Note and (a) in the case of loss, theft or destruction, of indemnity reasonably satisfactory to it; or (b) in the case of mutilation, upon surrender thereof, the Company, at its expense, will execute and deliver in lieu thereof a new note executed in the same manner as such Note being replaced, in the same principal amount as the unpaid principal amount of the Note and dated the date to which interest shall have been paid on the Note or, if no interest shall have yet been so paid, dated the date of the Note.

(g)     Assignment. Neither the Note nor any of the rights, interests or obligations hereunder may be assigned or transferred, by operation of law or otherwise, in whole or in part, by the Company without the prior written consent of the Purchaser. The Purchaser shall only be entitled to assign or transfer the Note or any of its rights and obligations thereunder (whether in whole or in part) to its affiliate. Except as otherwise provided herein, the terms and conditions of this Agreement shall inure the benefit and binding effect upon the respective successors and assignees of the Parties. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the Parties hereto or their respective successors and assignees any rights, remedies, obligations or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

(h)     Entire Agreement. This Agreement together with the Note, constitute the full and entire understanding and agreement between the Parties with regard to the subjects hereof and thereof.

(i)     Notices. Any notice, request or other communication required or permitted hereunder shall be in writing and shall be deemed to have been duly given if personally delivered or mailed by registered or certified mail, postage prepaid, electronic mail, or by recognized overnight courier or personal delivery, addressed (i) if to the Purchaser, at the Purchaser’s address, or at such other address as the Purchaser shall have furnished to the Company in writing, or (ii) if to the Parties other than the Purchaser such addresses they shall have furnished to the Purchaser in writing. Notice shall conclusively be deemed to have been given when received.

(j)     Separability of Agreements; Severability of Agreement. This Agreement is a separate and independent agreement from the Note. If any provision of this Agreement is judicially determined to be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions of this Agreement and the Note shall not in any way be affected or impaired thereby.

(k)     Counterparts. This Agreement is executed in the English languages. This Agreement may be executed and delivered by facsimile, electronic mail or other electronic signature and in any number of counterparts, each of which shall be an original, but all of which together shall be deemed to constitute one instrument.

(l)     Confidentiality. The terms and conditions of the Transaction Documents, including their existence, shall be considered confidential information and shall not be disclosed by any party, except to its employees, investment bankers, lenders, partners, accountants and attorneys, in each case only where such persons or entities are on an as-needed basis and under appropriate nondisclosure obligations.

IN WITNESS WHEREOF, the Parties have caused this Agreement to be duly executed and delivered by their proper and duly authorized officers as of the date and year first written above.

ISSUER:	Yatsen Holding Limited

	By:	/s/ Huang Jinfeng
	Name:	Huang Jinfeng
Title:

HK Co:	Yatsen (HK) Limited

	By:	/s/ Huang Jinfeng
	Name:	Huang Jinfeng
Title:

WFOE:	Guangzhou Yatsen E-Commerce Co., Ltd. (广州逸仙电子商务有限公司) (Seal)

	By:	/s/ Huang Jinfeng (Seal)
	Name:	Huang Jinfeng
	Title:	Legal Representative

DOMESTIC COMPANY:	Guangzhou Yiyan Cosmeties Co., Ltd. (逸妍(上海)化妆品有限公司) (Seal)

	By:	/s/ Lyu Jianhua (Seal)
	Name:	Lyu Jianhua
	Title:	Legal Representative

SIGNATURE PAGE TO NOTE PURCHASE AGREEMENT

IN WITNESS WHEREOF, the Parties have caused this Agreement to be duly executed and delivered by their proper and duly authorized officers as of the date and year first written above.

PURCHASER:	INTERNET FUND V PTE. LTD.

	By:	/s/ Venkatagiri Mudeliar
	Name:	Venkatagiri Mudeliar
	Title:	Director

SIGNATURE PAGE TO NOTE PURCHASE AGREEMENT

EXHIBIT A

THIS NOTE AND THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT AS TO THE SECURITIES UNDER THE SAID ACT OR AN OPINION OF COUNSEL SATISFACTORY TO THE CORPORATION THAT SUCH REGISTRATION IS NOT REQUIRED. INVESTORS SHOULD BE AWARE THAT THEY MAY BE REQUIRED TO BEAR THE FINANCIAL RISKS OF THIS INVESTMENT FOR AN INDEFINITE PERIOD OF TIME.

Yatsen Holding Limited

SENIOR CONVERTIBLE PROMISSORY NOTE

(THE “NOTE”)

USD 10,000,000	January 22, 2020

FOR VALUE RECEIVED, Yatsen Holding Limited, an exempted company incorporated under the laws of Cayman Islands (the “Issuer” or the “Company”), promises to pay to Internet Fund V Pte. Ltd. (the “Holder”), or its permitted transferees and assignees, subject to the terms and conditions set forth herein, the principal sum of USD10,000,000 together with simple interest from the Closing Date on the unpaid principal balance at a rate equal to six percent (6%) per annum (the “Interest”). The Interest shall be computed on the basis of the actual number of days elapsed and a year of 365 days. All principal, together with any accrued Interest (as applicable), shall be due and payable on the earlier of (i) the closing of the Next Financing and (ii) the Maturity Date (as defined below). Upon payment in full of all principal and the Interest payable (if applicable) hereunder or conversion thereof into the Equity Securities pursuant to provisions hereof, this Note shall, without any further action on the part of the Parties hereto, be deemed null and void and further be surrendered to the Issuer for cancellation. This Note is issued pursuant to the note purchase agreement, dated even date herewith, entered into by and among the Issuer, the Holder and certain other parties thereto (the “Note Purchase Agreement”).

The following is a statement of the rights of the Holder and the conditions to which this Note is subject, and to which the Holder, by the acceptance of this Note, agrees:

1.    Definitions.

As used in this Note, the following capitalized terms have the following meanings:

(a)     “Business Day” shall mean any day other than a Saturday, Sunday or any other day on which banks located in New York, Hong Kong or Beijing, People’s Republic of China (“China”) are generally closed for business.

(b)     “Corporate Transaction” shall mean the sale, conveyance or other disposition of all or substantially all of the Company’s property or business or the Company’s merger with or into or consolidation with any other corporation, limited liability company or other entity (other than a wholly foreign-owned enterprise to be established in China by the Company).

(c)     “Equity Securities” shall mean any preferred shares, ordinary shares or other shares or other form of equity of any Group Company or any of its Subsidiaries, whether now authorized or not, and rights, options or warrants to purchase such preferred shares, ordinary shares and securities of any type whatsoever that are, or may become, convertible into or exchangeable for such preferred shares, ordinary shares or other shares.

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(d)     “Material Adverse Effect” shall mean a material adverse effect on the business, assets (including intangible assets), liabilities, financial condition, property or results of operations of the Company and any of the Group Companies, taken as a whole.

(e)     “Maturity Date” shall mean the date that is forty-five (45) days following the date hereof, which may be extended by the Company at its sole discretion for no more than thirty (30) days.

(f)     “Next Financing” shall mean the sale of Equity Securities issued by any Group Company in a bona fide equity financing of the Company involving one or a series of transactions subsequent to the date hereof pursuant to the terms as set forth in the term sheet entered into by and between the Issuer and the Holder as of December 30, 2019 (the “Term Sheet”), or such other similar terms.

(g)     “Obligations” shall mean and include all loans, advances, debts, liabilities and obligations, howsoever arising, owed by the Issuer to the Holder of every kind and description (whether or not evidenced by any note or instrument and whether or not for the payment of money), now existing or hereafter arising under or pursuant to the terms of this Note, including, all the Interest, fees, charges, expenses, reasonable attorneys’ fees and costs and accountants’ fees and costs chargeable to and payable by the Issuer hereunder and thereunder.

(h)     “Person” shall mean any individual, entity or group, including, without limitation, any corporation, limited liability company, limited or general partnership, joint venture, association, joint stock company, trust, unincorporated organization or governmental or regulatory authority.

(i)     “Securities Act” shall mean the United States Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

(j)     “Subsidiary” shall mean, as of the relevant date of determination, with respect to any Person (the “Subject Entity”), (i) any Person (x) more than 50% of whose shares or other interests entitled to vote in the election of directors or (y) more than a 50% interest in the profits or capital of such Person are owned or controlled directly or indirectly by the subject entity or through one (1) or more Subsidiaries of the Subject Entity, (ii) any Person whose assets, or portions thereof, are consolidated with the net earnings of the subject entity and are recorded on the books of the Subject Entity for financial reporting purposes in accordance with International Financial Reporting Standards or U.S. Generally Accepted Accounting Principles, or (iii) any Person with respect to which the Subject Entity has the power to otherwise direct the business and policies of that entity directly or indirectly through another subsidiary. For the Purpose of this Note and the Note Purchase Agreement, the “Subsidiary” of the Company shall include without limitation the Domestic Company (as defined in the Note Purchase Agreement).

Capitalized terms not defined herein shall have the meaning set forth in the Note Purchase Agreement.

2.    Priority.

This Note issued pursuant to the Note Purchase Agreement shall be senior in all respects (including right of payment) to all other indebtedness of the Issuer and the Group Companies, now existing, until repaid in full.

3.    Payment.

All payments shall be made in United States Dollars (without any set-off, counterclaim, restriction, condition, withholding or deduction, and free and clear of all encumbrances, taxes, duties, fees, charges, levies, assessments and impositions of any nature whatsoever) and shall be credited to the bank account to be designated by the Holder on the payment’s due date.

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4.    Conversion and Right to Purchase.

(a)     Repayment; Conversion. The Company shall repay the outstanding principal and Interest (if applicable) owed on the Note on the earlier of (i) the Maturity Date and (ii) the closing of the Next Financing; provided, however, (i) if the Next Financing closes on or prior to the Maturity Date, and the principal of this Note shall be automatically converted upon the closing of the Next Financing into the Equity Securities of the Company sold in the Next Financing, in which case the Interest shall be waived in its entirety, and (ii) if the Next Financing does not close on or prior to the Maturity Date, the Company may at its sole discretion elect to (X) repay to the Holder the principal of this Note and any Interests accrued thereon, or (Y) convert the principal of this Note into the Equity Securities of the Company which will provide for substantially the same rights and privileges to the Holder as set forth in the Term Sheet, in which case the Interest shall be waived in its entirety.

(b)     Conversion Shares. The number of Equity Securities to be issued upon such conversion as provided in Section 4(a) shall be equal to the quotient obtained by dividing the outstanding principal due on this Note on the date of such conversion by the Conversion Price (as defined below). The issuance of Equity Securities pursuant to the conversion of this Note shall be upon and subject to the same terms and conditions applicable to the Equity Securities sold in the Next Financing.

(c)     Conversion Price. For the purpose of Section 4(a), the conversion price (the “Conversion Price”) shall equal the purchase price per share of the Equity Securities to be sold in the Next Financing as set forth in the definitive share purchase agreement thereof.

(d)     Fractional Shares; Effect of Conversion. No fractional shares shall be issued upon conversion of this Note. In lieu of the Company issuing any fractional shares to the Holder upon the conversion of this Note, the Company shall pay to the Holder an amount equal to the product obtained by multiplying the Conversion Price by the fraction of a share not issued pursuant to Section 4(d).

(e)    Process for Conversion. In connection with the conversion of this Note, the Holder shall deliver to the Issuer the Note upon the closing of the Next Financing for cancellation.

(f)    Release of all obligations. Upon conversion of this Note in accordance with this Section 4, the Issuer shall be forever released from all its obligations and liabilities under this Note.

5.    Events of Default.

The occurrence of any of the following shall constitute an “Event of Default” under this Note:

(a)     Breaches of Covenants. The Issuer or any of its Subsidiaries fails to observe or perform any other covenant, obligation, condition or agreement contained in the Note Purchase Agreement and this Note which has a Material Adverse Effect to the Group Companies; provided that such covenant, obligation, condition or agreement has not been observed or performed within fifteen (15) Business Days of the Issuer’s receipt of the Holder’s written notice to the Issuer of such failure;

(b)     Representations and Warranties. Any representation, warranty, certificate, or other statement (financial or otherwise) made or furnished by or on behalf of the Issuer and other relevant Parties to the Holder in the Note Purchase Agreement is not true and correct in any material respect when made or furnished;

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(c)     Voluntary Bankruptcy or Insolvency Proceedings. Any Group Company (i) applies for or consents to the appointment of a receiver, trustee, liquidator or custodian of itself or of all or a substantial part of its property; (ii) be unable, or admit in writing its inability, to pay its debts generally as they mature; (iii) makes a general assignment for the benefit of its or any of its creditors; (iv) be dissolved or liquidated; (v) becomes insolvent (as such term may be defined or interpreted under any applicable statute); (vi) commences a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to itself or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or consent to any such relief or to the appointment of or taking possession of its property by any official in an involuntary case or other proceeding commenced against it; or (vii) takes any action for the purpose of effecting any of the foregoing;

(d)     Material Adverse Effect. One or more conditions exist or events have occurred, which have resulted in a Material Adverse Effect; or

(e)     Corporate Transaction. A Corporate Transaction has occurred on or before the earlier of (i) the closing of the Next Financing, or (ii) the Maturity Date.

6.     Rights of the Holder upon Default.

Upon the occurrence or existence of any Event of Default and at any time thereafter during the continuance of such Event of Default, the Holder may, by written notice to the Issuer, declare all outstanding Obligations payable by the Issuer hereunder to be immediately due and payable.

7.    Successors and Assignees.

Subject to the restrictions on transfer described in Section 9 below, the rights and obligations of the Issuer and the Holder of this Note shall be binding upon and benefit the successors, assignees, heirs, administrators and transferees of the Parties.

8.    Waiver and Amendment.

Any provision of this Note may be amended, waived or modified only upon the written consent of the Issuer and the Holder.

9.    Assignment by the Parties.

Neither this Note nor any of the rights, interests or obligations hereunder may be assigned or transferred, by operation of law or otherwise, in whole or in part, by the Issuer without the prior written consent of the Holder. Notwithstanding the forgoing, the Holder shall be entitled to assign or transfer, this Note or any of its rights and obligations hereunder (whether in whole or in part) to its affiliate.

10.    Indemnification.

In addition and without prejudice to any rights and remedies available to the Holder under this Note or otherwise under law, the Issuer shall forthwith upon written demand fully indemnify the Holder and keep the Holder harmless from or against all claims, demands, actions, proceedings, losses, damages, liabilities, costs and expenses (including, without limitation, reasonable legal costs and out- of-pocket expenses, and losses and expenses incurred in connection with this Note and the Note Purchase Agreement) actually incurred by the Holder in connection with any material breach on the part of the Issuer of any of its representations, warranties, agreements, undertakings, covenants and obligations under this Note and the Note Purchase Agreement and/or the enforcement or preservation of this Note and the Note Purchase Agreement; provided such damages, fees and expenses shall not include indirect, consequential, special or punitive damages.

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11.    Waivers.

The Issuer agrees that any delay on the part of the Holder in exercising any rights hereunder will not operate as a waiver of such rights. The Holder of this Note shall not by any act, delay, omission or otherwise be deemed to have waived any of its rights or remedies, and no waiver of any kind shall be valid unless in writing and signed by the Party or Parties waiving such rights or remedies.

12.    Governing Law.

This Note and all actions arising out of or in connection with this Note shall be governed by and construed in accordance with the laws of Hong Kong, without regard to the conflicts of law provisions therein.

13.    Dispute Resolutions.

Any dispute arising out of or in connection with this Note, including any question regarding its existence, validity or termination, shall be referred to representatives of the Holder and the Issuer for settlement through friendly consultations. In case no agreement can be reached through consultation within sixty (60) days from either Party’s written notice to the other for commencement of such consultations, either Party may submit the dispute to arbitration for settlement. Any and all such disputes shall be finally resolved by arbitration administered by the Hong Kong International Arbitration Centre (“HKIAC”) in accordance with the HKIAC Administered Arbitration Rules as then in force and as may be amended by the rest of this section. The seat of arbitration shall be Hong Kong, and the language of the arbitration proceedings shall be English. The tribunal shall consist of three arbitrators, with experience of handling China cross border financing disputes, to be appointed by HKIAC. In the course of arbitration, the Parties shall continue to implement the terms of this Note and the Note Purchase Agreement except for those matters subject to arbitration.

14.    Counterparts.

This Note is executed in English. This Note may be executed and delivered by facsimile, email or other electronic signature and in any number of counterparts, each of which shall be an original, but all of which together shall be deemed to constitute one instrument.

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IN WITNESS WHEREOF, the Issuer has caused this Note to be duly executed as a deed by its representative, thereunto duly authorised as of the date first written above.

ISSUER:

Yatsen Holding Limited

By:	/s/ Huang Jinfeng
Name:	Huang Jinfeng
Title:

Exhibit A

ACKNOWLEDGED AND AGREED:

Internet Fund V Pte. Ltd.

By:	/s/ Venkatagiri Mudeliar
Name:	Venkatagiri Mudeliar
Title:	Director

Exhibit A